SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                            ____________________

                                  FORM 8-K

                               CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


                                MAY 20, 1997
                    (Date of Earliest Event Reported)


                    AFFILIATED COMMUNITY BANCORP, INC.
           (Exact name of registrant as specified in charter)


        MASSACHUSETTS                   0-27014                 04-3277217
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification Number)



                716 MAIN STREET, WALTHAM, MASSACHUSETTS 02154
        (Address of principal executive offices, including Zip Code)


                                (617) 894-6810
          (Registrant's telephone number, including area code)






                     The Exhibit Index appears on page 2.
             There are 5 pages in this report, including exhibits.


<PAGE 2>

Item 5 - Other Events

	As previously reported, on December 17, 1996, Affiliated Community Bancorp, Inc., a Massachusetts corporation (the "Company"), entered into a Stock Subscription Agreement (the "Agreement") with Middlesex Bank & Trust Company (in organization), a de novo Massachusetts trust company to be located in Newton, Massachusetts ("Middlesex"). Pursuant to the Agreement, the Company agreed to provide the initial $8 million capitalization for Middlesex to commence its operations.

	On May 20, 1997, following receipt of the final regulatory approval from the Massachusetts Board of Bank Incorporation, the Agreement was consummated. The Company provided $8 million of initial capital to Middlesex in cash in exchange for all of Middlesex's outstanding stock, making Middlesex the third wholly-owned bank subsidiary of the Company. C. Bernard Fulp is the Chairman and President of Middlesex.

	On June 2, 1997, Middlesex opened its doors for business at its full-service banking facilities located at 232 Boylston Street in the Chestnut Hill section of Newton, Massachusetts.

	For further information regarding the Company and the Middlesex transaction, see the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, each as filed with the Securities and Exchange Commission.


Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired:		Not Applicable

(b)     Pro Forma Financial Information:                        Not Applicable

(c)	Exhibits:

        2.1 Stock Subscription Agreement dated December 17, 1996 between the Company and Middlesex (incorporated by reference to Exhibit 2.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

	99.1	Press Release by the Company dated May 22, 1997.

	99.2	Press Release by Middlesex dated June 2, 1997.


<PAGE 3>

                                 SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AFFILIATED COMMUNITY BANCORP, INC.


Date:  June 10, 1997                   By:_________________________________
                                         John G. Fallon
                                         Executive Vice President and
                                         Chief Financial Officer


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                                                                Exhibit 99.1

                                   AFCB

                    Affiliated Community Bancorp, Inc.

                             - NEWS RELEASE -

FOR IMMEDIATE RELEASE                       Contact:

                                            John G. Fallon
                                            Executive Vice President
                                            Chief Financial Officer
                                            (617) 894-6810  x399

                                            James A. Morgan
                                            Vice President
                                            Investment Officer
                                            (617) 894-6810  x284

         AFFILIATED COMMUNITY BANCORP, INC. COMPLETES MIDDLESEX
                   BANK AND TRUST COMPANY TRANSACTION

Waltham, MA - May 22, 1997 - Affiliated Community Bancorp, Inc. (NASDAQ:AFCB) today announced that it has completed the transaction announced on December 18, 1996 and has provided the initial capitalization for Middlesex Bank & Trust Company (in organization), a de novo bank that will be located in Newton, MA.

"We are very pleased that Affiliated has received the necessary regulatory approvals to provide the initial $8 million capitalization for Middlesex Bank and Trust Company" stated Timothy J. Hansberry, President and Chief Executive Officer of Affiliated. "Our investment in Middlesex Bank & Trust Company represents a use of capital to be leveraged in a very attractive market. The funds to capitalize Middlesex came from internal sources and no stock or debt was issued to complete this transaction. Middlesex will be a wholly-owned subsidiary of Affiliated."

"We are excited that the Affiliated funding of Middlesex has occurred" agreed
C. Bernard Fulp, President and CEO of Middlesex. "Newton is a city of 82,000 people with an estimated 3,500 small businesses with no locally based commercial bank. The completion of this transaction will allow us to move to the final few steps necessary to open Middlesex Bank & Trust Company this quarter."

Affiliated Community Bancorp, Inc. is the parent company of Lexington Savings Bank and The Federal Savings Bank which are also located in Middlesex County Massachusetts. At March 31, 1997, AFCB had total assets of $1.05 billion with loans and deposits of $668 million and $665 million, respectively.

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<PAGE 5>

                                                                Exhibit 99.2

                      Middlesex Bank & Trust Company

Contact:        C. Bernard Fulp                        Ann Seamonds
                President and CEO                      Seamonds & Co.
                Middlesex Bank & Trust Company         (508) 887-9959
		(617) 243-8200


            MIDDLESEX BANK & TRUST COMPANY OPENS ON JUNE 2


	NEWTON, MA, June 2, 1997 -- Middlesex Bank & Trust Company announced today that is has opened for business.

	"We are truly excited about this unique opportunity to provide banking services in this thriving market," stated C. Bernard Fulp, president and chief executive officer of Middlesex Bank & Trust Company. "We believe there is a need for a community based bank that is focused on the local economy. Accordingly, we have assembled a strong management team and the resources to deliver a high level of personal service along with technology and a relevant product alignment to the businesses and residents of Newton and our surrounding communities."

	Located at 232 Boylston Street, Middlesex Bank & Trust Company is the only commercial banking institution currently headquartered in Newton, Massachusetts. It is the first bank to be chartered in Massachusetts in four years and only the second in this decade. The bank will focus its efforts on emerging and long-standing small to mid-sized businesses, not-for-profit and professional organizations, and individuals and families in the Greater Newton area.

	Middlesex Bank & Trust Company is a wholly-owned subsidiary of Affiliated Community Bancorp, Inc. (NASDAQ: AFCB) headquartered in Waltham, Massachusetts. Affiliated is the parent company of Lexington Savings Bank and The Federal Savings Bank of Waltham.

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